Cincinnati Bell Second Quarter 2015 Results July 30, 2015

Today’s Agenda Highlights & Strategic Initiatives Ted Torbeck, President & Chief Executive Officer Financial Overview & Segment Results Leigh Fox, Chief Financial Officer Question & Answer 2

Safe Harbor This presentation and the documents incorporated by reference herein contain forward-looking statements regarding future events and our future results that are subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, are statements that could be deemed forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Words such as “expects,” “anticipates,” “predicts,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “endeavors,” “strives,” “may,” variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned these forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results to differ materially and adversely from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this release and those discussed in other documents we file with the Securities and Exchange Commission (SEC). More information on potential risks and uncertainties is available in our recent filings with the SEC, including Cincinnati Bell’s Form 10-K report, Form 10-Q reports and Form 8-K reports. Actual results may differ materially and adversely from those expressed in any forward-looking statements. We undertake no obligation to revise or update any forward- looking statements for any reason. 3

Non GAAP Financial Measures This presentation contains information about adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA), Adjusted EBITDA margin, net debt and free cash flow. These are non-GAAP financial measures used by Cincinnati Bell management when evaluating results of operations and cash flow. Management believes these measures also provide users of the financial statements with additional and useful comparisons of current results of operations and cash flows with past and future periods. Non-GAAP financial measures should not be construed as being more important than comparable GAAP measures. Detailed reconciliations of Adjusted EBITDA, net debt and free cash flow (including the Company’s definition of these terms) to comparable GAAP financial measures can be found in the earnings release on our website at www.cincinnatibell.com within the Investor Relations section. 4

Ted Torbeck President & Chief Executive Officer 5

Q2 2015 Financial Results  Consolidated revenue totaled $286 million, up $3 million year- over-year  Revenue from strategic and consumer business products was $130 million, up 20% from a year ago  Strong Adjusted EBITDA of $75 million Sold 14 million CyrusOne partnership units  Proceeds totaling $426 million were primarily used to repay debt  Announced agreement to sell additional 6 million partnership units in July for proceeds of $170 million  Remaining 11% ownership valued at approximately $250 million Impressive Metrics  Fioptics video subscribers now exceed 100,000  Fioptics internet subscribers increased to 132,400, adding 9,300 new customers in the quarter  Total internet subscribers reached a record-high 275,100 as of the end of the quarter Second Quarter 2015 Highlights 6

$32 $43 $67 $61 Q2 2014 Q2 2015 $72 $85 $60 $56 $68 $62 Q2 2014 Q2 2015 $40 $42 $60 $56 Q2 2014 Q2 2015 Business Market Update Total Business Market Revenue $204 $203  Revenue from business customers accounts for approximately 70% of consolidated revenue  Strategic revenue accounts for approximately 60% of recurring revenue Entertainment & Communications Revenue $105 $99 IT Services & Hardware Revenue $99 $104 Net of intercompany eliminations Y/Y (9)% (7)% 18% Y/Y Y/Y (7)% 5% (9)% 34% 7 ($ in millions) [2] [1] [1] [2] [1] Revenue for backhaul services provided to our discontinued wireless operations totaled $4 million in Q2 2014 Entertainment & Communications Integration revenue totaled $1 million in Q2 2014 and 2015 [3] [1] Integration Strategic Legacy Backhaul [3]

$35 $46 $43 $36 Q2 2014 Q2 2015 Strategic Legacy Integration Consumer Market Update  Fioptics Penetration: ‒ Video – 27%, Internet – 35%, Voice – 18%  Fioptics monthly ARPU for the quarter was up approximately 3% from 2014. Q2 2015 ARPUs are as follows: ‒ Video – $77, Internet – $43, Voice – $30  Total video churn was 2.5% for the quarter ‒ Single-family churn was 2.1% ‒ Apartment churn was 5.1% 8  Total Fioptics revenue for the quarter totaled $45 million, up 32% compared to the prior year  Fioptics is available to 382k addresses, or 47% of Greater Cincinnati ‒ Passed 24,700 new addresses in Q2 2015 $79 $83 Entertainment & Communications Revenue Y/Y (16)% 31% ($ in millions) 83 102 98 132 55 69 Q2 2014 Q2 2015 Video Subs Internet Subs Voice Subs Total Fioptics Subscribers (in thousands) [1] Total Fioptics revenue includes $2 million from business customers [1] [2] Integration revenue totaled $1 million Q2 2014 and 2015 [2]

Leigh Fox Chief Financial Officer 9

$75 $286 ($ in millions) Second Quarter Financial Summary Entertainment & Communications IT Services & Hardware Corporate Eliminations 10 Revenue $283 $83 Adjusted EBITDA  Total revenue of $286 million in the second quarter of 2015, up $3 million from prior year  Income from continuing operations totaled $181 million – including the gain on the sale of CyrusOne partnership units and a loss on extinguishment of debt  Strong second quarter Adjusted EBITDA of $75 million $102 $185

($ in millions) Entertainment & Communications Revenue and Adjusted EBITDA Integration Strategic Legacy $185 $182 11 Integration revenue totaled $2 million in Q2 2014 and Q2 2015  Strategic revenue growth in Q2 2015 offset decline from legacy products  Adjusted EBITDA Margin for Q2 2015 was 39% - consistent with expectations  Voice line loss was 5% – consistent with prior year ‒ Business lines increased 1% ‒ Residential line decreased 12% Backhaul Revenue for backhaul services provided to our discontinued wireless operations totaled $4 million in Q2 2014 [1] [2] [1] [2]

($ in millions) IT Services & Hardware Revenue and Adjusted EBITDA  Revenue of $106 million for Q2 2015, up 5% from Q2 2014 ‒ Strategic Managed and Professional Services increased 32% compared to the prior year ‒ Telecom & IT Equipment revenue of $60 million for Q2 2015 was down from the prior year due to the cyclical nature of these sales  Adjusted EBITDA totaled $10 million, up $4 million from the prior year  Adjusted EBITDA margin was 9%, up from 6% a year ago Integration Revenue Strategic Revenue $102 $106 12 $6 $10

Capital Structure Liquidity Leverage Ratio 13 Q2 2015 Cash and Cash Equivalents 15$ Corporate Credit Facility 175 Receivables Facility 110 Liquidity (June 30, 2015) 300 CyrusOne proceeds 170 Required debt repayments (145) Liquidity as Adjusted 325$  Debt repayments totaled $382 million in the quarter – decreasing interest payments by approximately $30 million annually  Repaid approximately $110 million of our outstanding 8.375% Senior Notes in third quarter of 2015 at an average redemption rate of 105% (as of July 30, 2015)  Current leverage as adjusted for our remaining 11 percent investment in CyrusOne is well within a reasonable range [2] [1] 2015 leverage calculated based on Adjusted EBITDA guidance [1] [2] Corporate credit agreement requires 85 percent of CyrusOne proceeds be used to repay debt 4.6x 4.1x 3.2x 1.0 2.0 3.0 4.0 5.0 6.0 2011 2012 2013 2014 Jun 2015 Leverage Leverage Adj. for CONE Sale Leverage Adj. for CONE Investment

Q2 2015 YTD 2015 Adjusted EBITDA 75$ 154 Interest Payments (44) (65) Capital Expenditures (75) (133) Pension and OPEB Payments (10) (15) Dividends from CyrusOne 9 15 Working Capital and Other 10 (27) Free Cash Flow (35)$ (71)$ Q2 2015 Free Cash Flow and Capital Expenditures 14 ($ in millions) Free Cash Flow Capit l Expenditures Certain 2015 Free Cash Flow Items  Interest payments ~ $110 million  Pension and OPEB payments ~ $20 million  CyrusOne dividends ~ $22 million  Capital Expenditures: $270 - $280 million Q2 2015 YTD 2015 Construction 20$ 37 Installation 16 21 Value added 12 25 Total Fioptics 48$ 83 Other Strategic 14 28 Total Strategic Investment 62$ 111 Maintenance 13 22 75$ 133

2015 Guidance 2015 Guidance Revenue $ 1.1 billion Adjusted EBITDA $297 million* * Plus or minus 2 percent 15

Appendix 16

CBB Consolidated Results

($ in millions, except per share amounts)

	Three Months Ended June 30, 2015	Three Months Ended June 30, 2014	Six Months Ended June 30, 2015	Six Months Ended June 30, 2014
Revenue	$ 285.8	$ 283.0	$ 578.7	$ 565.2
Costs and expenses				
Cost of services and products	162.2	154.1	328.4	304.8
Selling, general and administrative	57.0	49.5	109.2	98.8
Depreciation and amortization	34.0	31.0	66.6	62.1
Restructuring charges	2.3	1.2	5.7	1.2
Loss (gain) on sale or disposal of assets, net	0.3	(0.1)	1.7	(0.1)
Curtailment Loss	0.3	-	0.3	-
Transaction costs	-	-	-	0.7
Operating income	29.7	47.3	66.8	97.7
Interest expense	28.0	39.5	60.7	78.3
Loss on extinguishment of debt	13.5	-	13.5	-
Loss from CyrusOne equity method investment	1.3	2.4	4.4	1.9
Gain on sale of CyrusOne equity method investment	(295.2)	(192.8)	(295.2)	(192.8)
Other expense (income), net	-	(0.9)	0.4	(1.2)
Income from continuing operations before income taxes	282.1	199.1	283.0	211.5
Income tax expense	101.4	75.4	102.0	81.9
Income from continuing operations	180.7	123.7	181.0	129.6
Income (loss) from discontinued operations (net of tax)	10.9	(9.5)	59.8	(8.4)
Net income	191.6	114.2	240.8	121.2
Preferred stock dividends	2.6	2.6	5.2	5.2
Net income applicable to common shareowners	$ 189.0	$ 111.6	$ 235.6	$ 116.0
Basic net earnings per common share				
Earnings from continuing operations	$ 0.85	$ 0.58	$ 0.84	$ 0.60
Earnings (loss) from discontinued operations	0.05	(0.04)	0.29	(0.04)
Basic net earnings per common share	$ 0.90	$ 0.54	$ 1.13	$ 0.56
Diluted net earnings per common share				
Earnings from continuing operations	$ 0.84	$ 0.58	$ 0.84	$ 0.59
Earnings (loss) from discontinued operations	0.05	(0.05)	0.28	(0.04)
Diluted net earnings per common share	$ 0.89	$ 0.53	$ 1.12	$ 0.55

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Cincinnati Bell℠

Revenue Classifications Voice STRATEGIC LEGACY INTEGRATION Fioptics Voice Switched Access Digital Trunking Data Fioptics Internet DWDM DSL (> 10 meg) Metro-Ethernet Dedicated Internet DSL (< 10 meg) Dial up Internet TDM DSO, DS1, DS3 Long Distance/ VoIP VoIP Private Line MPLS Audio Conferencing Managed/ Professional Services Managed Services - Monitoring/Management - Data Storage - Data Security - Virtual Data Center Professional Services - Staff Augmentation - IT Consulting Telecom & IT Equipment Hardware Installation Maintenance Maintenance Information Services Long Distance Entertainment Fioptics Video 18

Entertainment and Communications IT Services and Hardware Total Eliminations Total Strategic Data 42.3$ -$ Voice - local service 5.6 - Long distance and VoIP 16.3 - Entertainment 23.0 - Other 0.6 - Managed & Professional Services - 44.6 Hardware - - Total Strategic 87.8 44.6 132.4 (2.2) 130.2 Legacy Data 42.3$ -$ Voice - local service 37.5 - Long distance and VoIP 10.7 - Entertainment - - Other 1.8 - Managed & Professional Services - - Hardware - - Total Legacy 92.3 - 92.3 (0.1) 92.2 Integration Data -$ -$ Voice - local service 1.6 - Long distance and VoIP 0.5 - Entertainment - - Other 0.2 - Managed & Professional Services - 1.3 Hardware - 60.4 Total Integration 2.3 61.7 64.0 (0.6) 63.4 Total Revenue 182.4$ 106.3$ 288.7$ (2.9)$ 285.8$ Eliminations 0.4 2.5 2.9 182.0$ 103.8$ 285.8$ Q2 2015 Revenue – MD&A Q2 2015 Strategic, Legacy and Integration 19 ($ in millions)

20 Revenue – MD&A Q2 2014 Strategic, Legacy and Integration ($ in millions) Entertainment and Communications IT Services and Hardware Total Eliminations Total Strategic Data 37.5$ -$ Voice - local service 5.7 - Long distance and VoIP 14.4 - Entertainment 18.3 - Other 1.2 - Managed & Professional Services - 33.8 Hardware - - Total Strategic 77.1 33.8 110.9 (2.0) 108.9 Legacy Data 46.7$ -$ Voice - local service 44.5 - Long distance and VoIP 12.0 - Entertainment - - Other 2.0 - Managed & Professional Services - - Hardware - - Total Legacy 105.2 - 105.2 - 105.2 Integration Data -$ -$ Voice - local service 1.7 - Long distance and VoIP 0.4 - Entertainment 0.1 - Other 0.2 - Managed & Professional Services - 1.9 Hardware - 65.9 Total Integration 2.4 67.8 70.2 (1.3) 68.9 Total Revenue 184.7$ 101.6$ 286.3$ (3.3)$ 283.0$ Eliminations 0.3 3.0 3.3 184.4$ 98.6$ 283.0$ Q2 2014

Entertainment and Communications IT Services and Hardware Total Eliminations Total Strategic Data 84.9$ -$ Voice - local service 11.3 - Long distance and VoIP 32.1 - Entertainment 44.5 - Other 1.2 - Managed & Professional Services - 85.3 Hardware - - Total Strategic 174.0 85.3 259.3 (4.3) 255.0 Legacy Data 87.0$ -$ Voice - local service 77.7 - Long distance and VoIP 21.6 - Entertainment - - Other 3.6 - Managed & Professional Services - - Hardware - - Total Legacy 189.9 - 189.9 (0.3) 189.6 Integration Data -$ -$ Voice - local service 3.1 - Long distance and VoIP 1.0 - Entertainment - - Other 2.5 - Managed & Professional Services - 2.9 Hardware - 125.7 Total Integration 6.6 128.6 135.2 (1.1) 134.1 Total Revenue 370.5$ 213.9$ 584.4$ (5.7)$ 578.7$ Eliminations 0.7 5.0 5.7 369.8$ 208.9$ 578.7$ YTD Q2 2015 Revenue – MD&A YTD 2015 Strategic, Legacy and Integration 21 ($ in millions)

22 Revenue – MD&A YTD 2014 Strategic, Legacy and Integration ($ in millions) Entertainment and Communications IT Services and Hardware Total Eliminations Total Strategic Data 72.6$ -$ Voice - local service 10.2 - Long distance and VoIP 28.2 - Entertainment 35.2 - Other 2.5 - Managed & Professional Services - 66.7 Hardware - - Total Strategic 148.7 66.7 215.4 (4.2) 211.2 Legacy Data 94.6$ -$ Voice - local service 91.4 - Long distance and VoIP 24.3 - Entertainment - - Other 4.1 - Managed & Professional Services - - Hardware - - Total Legacy 214.4 - 214.4 - 214.4 Integration Data -$ -$ Voice - local service 3.4 - Long distance and VoIP 1.2 - Entertainment 0.2 - Other 0.4 - Managed & Professional Services - 3.0 Hardware - 133.8 Total Integration 5.2 136.8 142.0 (2.4) 139.6 Total Revenue 368.3$ 203.5$ 571.8$ (6.6)$ 565.2$ Eliminations 0.5 6.1 6.6 367.8$ 197.4$ 565.2$ YTD Q2 2014